UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2007

ENVIRONMENT ECOLOGY HOLDING
COMPANY OF CHINA
F/K/A DISPATCH AUTO PARTS INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-51818
(Commission File Number)

20-4200300
(I.R.S. Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street
Xi'an, Shaanxi Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(8629) 8826-5109
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by Environment Ecology Holding Company of China, f/k/a Dispatch Auto Parts Inc., a Florida corporation (the “Registrant”), in connection with the items set forth below.

Item 3.03 Material Modification to Rights of Security Holders

The Registrant believes it to be in its best interest to establish the designation, powers, voting rights, preferences, qualifications, limitations, and/or restrictions of the Company’s Preferred Stock as set forth below:

(1)	Conversion into Common Stock.

(a)
Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance (the “Conversion Date”) into fifty (50) shares of fully paid and non-assessable shares of Common Stock (the “Conversion Ration”).

(b)
Mechanics of Conversion. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Convertible Preferred Stock to be converted, duly endorsed or the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted.

(c)	Adjustment to Conversion Ratio.

(i)
Merger or Reorganization. In case of any consolidation or merger of the Corporation as a result of which holder of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least thirty (30) days prior to the consummation of such event a notice thereof, and each such holder shall have the option to either (i) convert such holder’s shares of Convertible Preferred Stock into shares of Common Stock pursuant to this Section 3 and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such consolidation, merger or conveyance, or (ii) exercise such holder’s rights pursuant to Section 4 (a). Unless otherwise set forth by the Board of Directors, the Conversion Ratio shall not be affected by a stock dividend or subdivision (stock split) on the Common Stock of the corporation, or a stock combination (reverse stock split) or stock consolidation by reclassification of the Common Stock. However, once the Convertible Preferred Stock has been converted to Common Stock, it shall be subject to all corporate actions that affect or modify the common stock.

(d)
No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

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(e)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Convertible Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Ratio for the Convertible Preferred Stock at the time in effect and (iii) the number of share of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Convertible Preferred Stock.

(f)
Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to each holder of Convertible Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(g)
Common Stock Reserve. The corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Convertible Preferred Stock.

(2)
Voting Rights. Except as otherwise required by law, the holders of Convertible Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of each series of Preferred Stock shall have one vote for each full share of Common Stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

(3)
Reissuance. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of conversion, all such shares thereafter shall be returned to be the status of unissued shares of Convertible Preferred Stock of the Corporation.

    The Registrant currently has 30,662,114 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "DPPT".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENT ECOLOGY HOLDING COMPANY OF CHINA

Date: November 14, 2007	By:	/s/ Liu, Sheng Li
Liu, Sheng Li President and Chairman

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